EXHIBIT 99.2

ELECTION FORM

FOR MULTIPLE CAPACITY OWNERS ONLY

If delivering by mail using the green/prepaid return envelope enclosed: Glacier Bancorp, Inc. Attn: LeeAnn Wardinsky 49 Commons Loop Kalispell, Montana 59901	If delivering by hand or courier: Glacier Bancorp, Inc. Attn: LeeAnn Wardinsky 49 Commons Loop Kalispell, Montana 59901

DO NOT MAIL THIS ELECTION FORM TO WHEATLAND.

THIS ELECTION FORM IS FOR MULTIPLE CAPACITY OWNERS ONLY.

PLEASE DO NOT SEND YOUR WHEATLAND STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER.

DIRECT ANY QUESTIONS TO GLACIER BANCORP, INC. (“GLACIER”) AT (406)751-4703

This Election Form is being delivered in connection with the Agreement and Plan of Merger, dated as of February 25, 2013 (the ‘‘Merger Agreement’’), by and among Glacier, Wheatland Bankshares, Inc. (“Wheatland”) and First State Bank, a wholly-owned subsidiary of Wheatland (“First State Bank”). The Merger Agreement provides for the merger of Wheatland with and into Glacier. Contemporaneously, First State Bank will merge with and into Glacier Bank, Glacier’s subsidiary, and will continue to operate under the name “First State Bank” with the same executive management, but as a division of Glacier Bank (the “Merger”).

Each outstanding share of Wheatland common stock will be exchanged for a fixed amount of cash and a fixed number of shares of Glacier common stock pursuant to a mix ratio of approximately 30% cash and 70% Glacier common stock (the “Merger Consideration”). The total cash consideration payable by Glacier is $10,620,000, subject to certain adjustments described in the Merger Agreement. The total stock consideration payable by Glacier is initially set at 1,652,000 shares of Glacier common stock. Every share of Wheatland common stock will be converted into the right to receive exactly the same amount of merger consideration. The total number of shares issuable upon the closing of the merger is subject to the adjustment calculation as set forth in the Merger Agreement.

“Multiple Capacity Owners” are Wheatland shareholders (i) who own shares in multiple capacities, such as through retirement accounts, family partnerships, or trusts, or (ii) who elect to combine the shares they own with those of their immediate family members or their related interests. The individual shareholders of record within such ownership group are referred to as “Constituent Shareholders.” A Multiple Capacity Owner may elect to allocate the Merger Consideration that is payable with respect to the Wheatland shares that are combined in this way (the “Multiple Capacity Shares”) within his or her ownership group. As an example, if a shareholder owns 100 shares of Wheatland stock in his own name, 200 shares in a family partnership, and 75 shares through a trust, he can combine these as 375 Multiple Capacity Shares, and allocate the Merger Consideration, payable with respect to those 375 Multiple Capacity Shares, among such shares, so that he personally receives all cash, the family partnership receives a specified mix of cash and Glacier stock, and the trust receives all Glacier stock.

IF YOU ARE A MULTIPLE CAPACITY OWNER AND DESIRE TO TREAT YOUR WHEATLAND SHARES AS MULTIPLE CAPACITY SHARES FOR THE PURPOSE OF THIS ELECTION, PLEASE

•	USING ONLY ONE ELECTION FORM, INDICATE HOW THE MERGER CONSIDERATION PAYABLE FOR THE MULTIPLE CAPACITY SHARES SHOULD BE ALLOCATED AMONG SUCH SHARES IN THE TABLE BELOW;

•

SIGN, AND HAVE EACH CONSTITUENT SHAREHOLDER SIGN, TO APPROVE SUCH ALLOCATION. EACH CONSTITUENT SHAREHOLDER MUST NOT SEND IN A SEPARATE ELECTION FORM – ONLY ONE ELECTION FORM PER MULTIPLE CAPACITY OWNER MUST BE USED FOR SHARES ELECTED TO BE TREATED AS MULTIPLE CAPACITY SHARES; AND

•	SEND IN YOUR COMPLETED AND SIGNED ELECTION FORM TO GLACIER USING THE ENCLOSED GREEN RETURN/PREPAID ENVELOPE ENCLOSED.

IF YOU ARE NOT A MULTIPLE CAPACITY OWNER OR YOU DO NOT DESIRE TO BE TREATED AS A MULTIPLE CAPACITY OWNER, DO NOT SUBMIT THIS ELECTION FORM. YOU WILL RECEIVE THE MERGER CONSIDERATION. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER.

The proxy statement/prospectus dated [            ], 2013 (the “Proxy Statement’’) has been separately mailed to you. The undersigned acknowledges receipt of the Proxy Statement. BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS ELECTION FORM AND CONSULT WITH YOUR PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING HOW TO ALLOCATE THE MERGER CONSIDERATION AMONGST THE MULTIPLE CAPACITY SHARES. The tax consequences to a holder will vary depending upon the election made and other factors. See the section of the Proxy Statement entitled “Material United States Federal Income Tax Consequences of the Merger.”

INFORMATION ABOUT YOU AND YOUR MULTIPLE CAPACITY SHARES (Attach separate schedule if needed)

I AM A MULTIPLE CAPACITY OWNER AND HEREBY ELECT TO HAVE MY SHARES TREATED AS MULTIPLE CAPACITY SHARES.

TOTAL NUMBER OF MULTIPLE CAPACITY SHARES		TOTAL CASH CONSIDERATION product of (i) Total Number of Multiple Capacity Shares and (ii) $146.91	TOTAL STOCK CONSIDERATION product of (i) Total Number of Multiple Capacity Shares and (ii) 22.85

PLEASE ALLOCATE MY MULTIPLE CAPACITY SHARES AS INDICATED BELOW. EACH CONSTITUENT SHAREHOLDER HAS SIGNED ON THE FOLLOWING SIGNATURE PAGE TO APPROVE THIS ALLOCATION.
Name and Address of Constituent Shareholder Please make any necessary corrections.	Certificate No(s)	Total Number of Shares of Wheatland Stock held by Constituent Shareholder	Allocation of Multiple Capacity Shares
☐ ALL CASH
☐ ALL STOCK
☐ A MIX OF CASH AND STOCK AS FOLLOWS:
Cash
Stock

☐ ALL CASH
☐ ALL STOCK
☐ A MIX OF CASH AND STOCK AS FOLLOWS:
Cash
Stock

☐ ALL CASH
☐ ALL STOCK
☐ A MIX OF CASH AND STOCK AS FOLLOWS:
Cash
Stock

TOTAL CASH ALLOCATED TO CONSTITUENT SHAREHOLDERS:     $             (must not exceed Total Cash Consideration as calculated above)

TOTAL STOCK ALLOCATED TO CONSTITUENT SHAREHOLDERS:                  (must not exceed Total Stock Consideration as calculated above)

SIGNATURE PAGE TO MULTIPLE CAPACITY OWNER ELECTION FORM

REQUIRED SIGNATURES. If all required signatures of the Multiple Capacity Owner and each Constituent Shareholder are not included, you will not be entitled to have the shares treated as Multiple Capacity Shares.

COUNTERPARTS. This Election Form may be executed in two or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same instrument. All signatures of Constituent Shareholders must accompany one complete Election Form per Multiple Capacity Owner.

(Attach separate schedule if needed)

X

Signature of Multiple Capacity Owner	Date

Name:

Its:

Social Security Number or Employer Identification Number:

X

Signature of Constituent Shareholder	Date

Name:

Its:

Social Security Number or Employer Identification Number:

X

Signature of Constituent Shareholder	Date

Name:

Its:

Social Security Number or Employer Identification Number:

X

Signature of Constituent Shareholder	Date

Name:

Its:

Social Security Number or Employer Identification Number:

ADDITIONAL INSTRUCTIONS

Election Deadline.

IF YOU ARE A MULTIPLE CAPACITY OWNER, PLEASE SEND IN YOUR COMPLETED ELECTION FORM, USING THE ENCLOSED GREEN RETURN/PREPAID ENVELOPE AS SOON AS POSSIBLE AFTER YOUR RECEIPT OF THIS FORM. In order for your shares to receive “Multiple Capacity Shares” treatment, your Election Form, signed by you and all Constituent Shareholders, must be received by Glacier before 5:00 p.m., Mountain Time, on the day prior to the fifth business day prior to the completion of the Merger, which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Glacier and Wheatland will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Glacier’s and Wheatland’s website (https://www.glacierbank.com/) and (https://www.fsbwy.com), respectively (ii) a joint press release issued by Glacier and Wheatland, and (iii) the filing by Glacier of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Revocation of Election Form.

Prior to the Election Deadline, any Multiple Capacity Owner Election Form may be revoked or changed by written notice to Glacier from the Multiple Capacity Owner submitting such Election Form, but to be effective such notice must be received by Glacier at or prior to the Election Deadline and must contain the signatures of the Multiple Capacity Owner and each Constituent Shareholder. Glacier will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

Signatures on Election Form.

All signatures must correspond exactly to the name written on the face of the Wheatland stock certificates without alteration, variation or any change whatsoever.

If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Wheatland stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

Delivery of Election Form.

This Election Form, properly completed and duly executed, should be delivered to Glacier at the address set forth on the front of the Election Form.

Miscellaneous.

Neither Glacier nor Wheatland is under any duty to give notification of defects in any Election Form. Glacier and Wheatland shall not incur any liability for failure to give such notification, and each of Glacier and Wheatland has the absolute right to reject any and all Election Forms not in proper form or to waive any irregularities in any Election Form. ALL ELECTION FORMS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

Letter of Transmittal.

A separate Letter of Transmittal and instructions for submitting your stock certificates will be delivered to you (and all other holders of Wheatland Common Stock who are not treated as Multiple Capacity Owners) after consummation of the merger.

Information and Additional Copies.

All inquiries with respect to the completion of the Election Form, including requests for additional copies of the Election Form, should be made directly to Glacier at (406)751-4703.